BROKER-DEALER AGREEMENT

MBSC Securities Corporation 144 Glenn Curtiss Boulevard Uniondale, New York 11556

Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of shares of beneficial interest or common stock of open-end registered investment companies managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates (hereinafter referred to individually as a "Fund" and collectively as the "Funds"), for which you are the principal underwriter, as such term is defined in the Investment Company Act of 1940, as amended, and for which you are the exclusive agent for the continuous distribution of shares pursuant to the terms of a Distribution Agreement between you and each Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference (as amended or supplemented) of each of the respective Funds included in the then currently effective registration statement (or post-effective amendment thereto) of each such Fund, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1.	Dealer.

In all sales of Fund shares to the public, we shall act as dealer for our own account and in no transaction shall we have any authority to act as agent for any Fund, for you or for any other dealer.

2.	Orders.

(a) All orders for the purchase of any Fund shares shall be executed at the then current public offering price per share (i.e., the net asset value per share plus the applicable sales charge, if any) and all orders for the redemption of any Fund shares shall be executed at the net asset value per share, less the applicable deferred sales charge, redemption fee, or similar charge or fee, if any, in each case as described in the Prospectus of such Fund. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of such Fund. All orders are subject to acceptance or rejection by you at your sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be promptly confirmed in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of shares of any or all of the Funds. We represent and warrant that we have taken appropriate verification measures to ensure transactions are in compliance with all applicable laws and regulations concerning foreign exchange controls and money laundering.

(b) The procedures relating to all orders and the handling thereof will be subject to the terms of the Prospectus of each Fund and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of shares and

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at the same price as any orders we receive from our customers. We shall not withhold placing orders received from customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such customers, or otherwise.

	(c)	We agree that:

		(i)	we shall not effect any transactions (including, without limitation, any purchases, exchanges and redemptions) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on such customer's behalf; and

		(ii)	you, each Fund, the Transfer Agent, as such term is defined in the Prospectus of each Fund (the "Transfer Agent"), and your and their respective officers, directors, trustees, managing general partners, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions reasonably believed to be genuine and to have been given by or on behalf of us.

3.	Settlement.

	(a)	We agree to pay for purchase orders for Fund shares placed by us in accordance with the terms of the Prospectus of the applicable Fund. On or before the settlement date of each purchase order for shares of any Fund, we shall either:

		(i)	remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased less our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus; or

		(ii)	remit to an account designated by you with the Transfer Agent an amount equal to the then current public offering price of the shares of such Fund being purchased without deduction for our dealer reallowance, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, in which case our dealer reallowance, if any, shall be payable to us by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

	(b)	If any shares sold to us under the terms of this Agreement are sold with a sales charge and are redeemed for the account of the Fund or are tendered for redemption within seven (7) business days after the date of purchase:

		(i)	we shall forthwith refund to you the full dealer reallowance received by us on the sale; and

		(ii)	you shall forthwith pay to the Fund your portion of the sales charge on the sale which had been retained by you and shall also pay to the Fund the amount refunded by us.

4.	Late Trading Procedures

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We represent that we have adopted, and will at all times during the term of the Agreement maintain, reasonable and appropriate procedures designed to ensure that any and all orders to purchase, redeem, transfer or exchange Shares received by us from Shareholders treated as received prior to the close of trading (the "Close of Trading") on the New York Stock Exchange (the "NYSE") (usually 4:00 p.m. Eastern time) on a day the NYSE is open for business (a "Business Day") are received by us prior to the Close of Trading on such Business Day and are not modified after the Close of Trading and that all such orders received, but not rescinded, by the Close of Trading are communicated to you or your designee for that Business Day. Each transmission of Share orders by us shall constitute a representation that such orders are accurate and complete and are as received by us by the Close of Trading on the Business Day for which the orders are to be priced and that such transmission includes all Share orders received from customers, but not rescinded, by the Close of Trading.

5.	Dealer Reallowance.

In determining the amount of any dealer reallowance payable to us hereunder, you reserve the right to exclude any sales that you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectuses or the provisions of this Agreement.

6.	Reduced Sales Charge.

(a) In the case of any Fund shares sold with a sales charge, customers may be entitled to a reduction in the sales charge on purchases made under a letter of intent ("Letter of Intent") in accordance with the Fund Prospectus. In such a case, our dealer reallowance will be paid based upon the reduced sales charge, but an adjustment to the dealer reallowance will be made in accordance with the Prospectus of the applicable Fund to reflect actual purchases of the customer if such customer's Letter of Intent is not fulfilled. The sales charge and/or dealer reallowance may be changed at any time in your sole discretion upon written notice to us.

(b) Subject to and in accordance with the terms of the Prospectus of each Fund sold with a sales charge, a reduced sales charge may be applicable with respect to customer accounts through a right of accumulation under which customers are permitted to purchase shares of a Fund at the then current public offering price per share applicable to the total of (i) the dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value or public offering price originally paid per share, whichever is higher, of the customer's combined holdings of the shares of such Fund and of any other open-end registered investment company as may be permitted by the applicable Fund Prospectus. In such case, we agree to furnish to you or the Transfer Agent sufficient information to permit your confirmation of qualification for a reduced sales charge, and acceptance of the purchase order is subject to such confirmation.

(c) With respect to Fund shares sold with a sales charge, we agree to advise you promptly at your request as to amounts of any and all sales by us to the public qualifying for a reduced sales charge.

(d) Exchanges (i.e., the investment of the proceeds from the liquidation of shares of one open-end registered investment company managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates in the shares of another open-end registered investment company managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates) shall, where available, be made subject to and in accordance with the terms of each relevant Fund's Prospectus.

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(e) Unless at the time of transmitting an order we advise you or the Transfer Agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified customer.

7.	Compliance with Applicable Laws; Delivery of Fund Prospectuses and Reports.

	(a)	In ordering shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities.

	(b)	In connection with offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to the time of such offer or sale, a copy of the Prospectus and, upon request, the Statement of Additional Information of such Fund. We further agree to obtain from each customer to whom we sell Fund shares any taxpayer identification number certification and such other information as may be required from time to time under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification or other information in order to enable the implementation of any required withholding. We will be responsible for the proper instruction and training of all sales personnel employed by us.

	(c)	Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each of the customers who purchases shares of any of the Funds from or through us pursuant to this Agreement copies of all annual and interim reports, proxy solicitation materials and any other information and materials relating to such Funds and prepared by or on behalf of you, the Fund or its investment adviser, custodian, transfer agent or dividend disbursing agent for distribution to each such customer.

You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

8.	Shareholder, Administrative or Distribution-Related Service Agreements

(a)	Subject to and in accordance with the terms of each Fund Prospectus and Service Plan, Shareholder Services Plan, Distribution Plan or similar plan, if any, we understand that you may pay to certain financial institutions, securities dealers and other industry professionals with which you have entered into an agreement in substantially the form annexed hereto as Appendix A, B or C (or such other form as may be approved from time to time by the board of directors, trustees or managing general partners of the Fund) such fees as may be determined by you in accordance with such agreement for shareholder, administrative or distribution-related services as described therein.

(b)	We agree to serve as a service agent or to provide distribution assistance, in accordance with the terms of the Form of Service Agreement annexed hereto as Appendix A, Form of Shareholder Services Agreement annexed hereto as Appendix B, and/or Form of Distribution Plan Agreement annexed hereto as Appendix C, as applicable, for all of our customers who purchase shares of any and all Funds whose Prospectuses provide therefor. By executing this Agreement, each of the parties hereto agrees to be bound by all terms, conditions, rights and obligations set forth in the forms of agreement annexed hereto and further agrees that such forms of agreement supersede any and all prior service agreements or other similar agreements between the parties hereto relating to any Fund or Funds. It is recognized that certain parties may not be permitted to collect distribution fees under the Form of Distribution Plan Agreement annexed hereto, and if we are such a party, we will not collect such fees.

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9.	Representations and Warranties

Each party hereby represents and warrants to the other party that:

	(a)	it is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized;

	(b)	it is duly registered as a broker-dealer with the Securities and Exchange Commission and, to the extent required, with applicable state agencies or authorities having jurisdiction over securities matters, and it is a member of the Financial Industry Regulatory Authority (“FINRA”);

	(c)	it will comply with all applicable federal and state laws, and the rules, regulations, requirements and conditions of all applicable regulatory and self-regulatory agencies or authorities in the performance of its duties and responsibilities hereunder;

	(d)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and

	(e)	upon execution and delivery by it, and assuming due and valid execution and delivery by the other party, this Agreement will constitute a valid and binding agreement, enforceable in accordance with its terms. Each party agrees to provide the other party with such information and access to appropriate records as may be reasonably required to verify its compliance with the provisions of this Agreement.

10.	Status as a FINRA Member

We shall inform you promptly of any pending or threatened action or proceeding by FINRA bearing on our membership with FINRA and of any suspension or termination of such membership. We further agree to maintain all records required by applicable laws or that are otherwise reasonably requested by you in the event our status as a member of FINRA or the Securities Investor Protection Corporation changes. We recognize that we will be treated as a “non-member of the Association,” as defined by Rule 2420 of the NASD Conduct Rules, during the period of any suspension of our membership in FINRA. Accordingly, no payments required by NASD regulations to be paid solely to a registered broker or dealer shall be paid by you to us while we are suspended from FINRA. Further, any termination of our NASD membership will automatically terminate the Agreement without notice. In the event that the Agreement is terminated as a result of our ceasing to be a member of the NASD, or for any other reason as permitted by the Agreement, we agree to work cooperatively with you to effect an orderly transition of customer assets if customer Shares are redeemed or registrations transferred. We further agree to notify you immediately in the event of our violation of any applicable federal or state law, rule, regulation, requirement or condition arising out of or in connection with this Agreement, or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement.

11.	Shareholder Information and Imposition of Trading Restrictions.

	(a)	We agree to provide promptly, but not later than 10 business days, to the Fund, upon Written request, the taxpayer identification number (“TIN”), if known, of any or all Shareholder(s) who have purchased, redeemed, transferred or exchanged Shares held through an account with the

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Intermediary (an "Account") during the period covered by the request and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or Account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

i. You agree that requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund may request transaction data older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing dilution to the value of the outstanding shares issued by the Fund.

ii. We agree to use best efforts to determine, promptly upon request of the Fund, but not later than 10 days, whether any person that holds Shares through us is an "indirect intermediary "as defined in Rule 22c-2 under the 1940 Act (an “Indirect Intermediary”), and upon further request of the Fund, (i) provide or arrange to have provided the information set forth in section 11(a) of this Agreement regarding Shareholders who hold an account with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.

iii. You agree not to use the information received pursuant to this Section 11 for any purpose other than the purposes outlined herein without our prior Written consent.

(b)	We agree to execute Written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly through an Account) that violate the policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares. We agree to execute instructions as soon as reasonably practical but not later than 5 business days after receipt of the instructions from the Fund.

(c)	Instructions provided to us will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instructions relates.

(d)	We must provide Written confirmation to the Fund that instructions have been executed. We agree to provide the confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(e)	For purposes of this Section 11, the following definitions apply:

(i) “Fund” includes any open end registered investment companies managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates and does not include any “exempted funds” as defined in Rule 22c-2(b) under the Investment Company Act of 1940, as amended.

(ii)“Shareholder” shall mean, as applicable, (a) the beneficial owner of Shares whether the Shares are held directly by the Shareholder or us in nominee name; (b) a Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of the Shares; (c) or the holder of interests in a Fund underlying a variable annuity or variable life insurance contract.

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(iii) “Written” communications include electronic communications and facsimile transmissions.

12.	Representations Concerning Fund Shares

We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

13.	Suitability Analysis

To the extent we make a recommendation to our customers regarding a transaction in Shares, we agree that it is our responsibility to fulfill our obligations under NASD rules and to determine the suitability of any Shares as investments for customers, and that you have no responsibility for such determination.

We understand and acknowledge that the Funds may offer Shares in multiple classes, and we represent and warrant that, to the extent we recommend transactions in Shares, we have established compliance procedures designed to ensure that, in offering more than one Share class of Funds to our customers, customers are made aware of the terms of each class of Shares offered, to ensure that our representatives recommend only Shares that are appropriate investments for each customer, to ensure that the customer is availed of the opportunity to obtain front-end sales charge discounts as detailed in the Funds' prospectuses, and to ensure proper supervision of our representatives in recommending and offering different classes of Fund Shares to our customers.

14.	Anti-Money Laundering Program Procedures

We represent and warrant that, to the extent required by applicable law, we have adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and National Association of Securities Dealers (“NASD”) Rule 3011. We also represent and warrant that we will not purchase or sell Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. We agree to share information with the Fund for purposes of ascertaining whether a suspicious activity report (“SAR”) is warranted with respect to any suspicious transaction involving Shares, provided that neither us nor the Fund is the subject of the SAR. We, if required to maintain an anti-money laundering program, also represent and warrant that we have filed the requisite certification with the Financial Crimes Enforcement Network (“FinCEN”) to allow us to share information pursuant to Section 314(b) of the USA PATRIOT Act.

15.	Indemnification Of Us

(a) You agree to indemnify, defend and hold us, our several officers and directors, and any person who controls us within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which we, our officers and directors, or any such controlling person, may

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incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon:

(i)	any breach of any representation, warranty or covenant made by you herein;

(ii)	any failure by you to perform your obligations as set forth herein; or

(iii)	any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus, or necessary to make the statements in any thereof not misleading; provided, however, that your agreement to indemnify us, our officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to you or the Fund by us specifically for use in the preparation thereof.

(b)	Your agreement to indemnify us, our officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against our officers or directors, or any such controlling person, such notification to be given by letter or by telecopier, telex, telegram or similar means of same day delivery received by you at your address as specified in Section 22 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the person against whom such action is brought by reason of any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this Section 15. You will be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that you elect to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case you do not elect to assume the defense of any such suit, you will reimburse us, our officers and directors, and any controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by us and/or them.

(c)	Your indemnification agreement contained in this Section 15 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to this Section 15, and shall survive the delivery of any Fund shares and termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the persons entitled to indemnification from you pursuant to this Agreement and their respective estates, successors and assigns.

16.	Indemnification of You

	(a)	We agree to indemnify, defend and hold you and your several officers and directors, and each Fund and its several officers and directors or trustees or managing general partners, and any person who controls you and/or each Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you and your several officers and directors, or the Fund and its officers and directors or trustees or managing general partners, or any such

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controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon:

(i)	any breach of any representation, warranty or covenant made by us herein: or

(ii)	any failure by us to perform our obligations as set forth herein: or

(iii)	any untrue, or alleged untrue, statement of a material fact contained in the information furnished in writing by us to you or any Fund specifically for use in such Fund’s Registration Statement or Prospectus, or used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or arising out of or based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by us to you or the Fund and required to be stated in such answers or necessary to make such information not misleading.

(b)	Our agreement to indemnify you and your officers and directors, and the Fund and its officers and directors or trustees or managing general partners, and any such controlling person, as aforesaid, is expressly conditioned upon our being notified of any action brought against any person or entity entitled to indemnification hereunder, such notification to be given by letter and/or by facsimile, email, or similar means of same day delivery received by us at our address as specified in Section 22 of this Agreement within seven (7) days after the summons or other first legal process shall have been served. The failure so to notify us of any such action shall not relieve us from any liability which we may have to you or your officers and directors, or to the Fund or its officers and directors or trustees or managing general partners, or to any such controlling person, by reason or any such breach, failure or untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of our indemnity agreement contained in this Section 16. We shall be entitled to assume the defense of any suit brought to enforce any such claim, demand, liability or expense. In the event that we elect to assume the defense of any such suit and retain counsel, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case we do not elect to assume the defense of any such suit, we will reimburse you and your officers and directors, and the Fund and its officers and directors or trustees or managing general partners, and any controlling persons named as defendants in such suit, for the fees and expenses of any counsel retained by you and/or them.

(c)	Our indemnification agreements contained in Section 2(c)(ii) above, Section 20 below and this Section 16 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any person entitled to indemnification pursuant to Section 2(c)(ii) above, Section 20 below or this Section 16, and shall survive the delivery of any Fund shares and termination of this Agreement. Such agreements of indemnity will inure exclusively to the benefit of the persons entitled to indemnification hereunder and their respective estates, successors and assigns.

17.	Customer Information; Privacy

	(a)	The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds and as otherwise permitted under the terms of this Agreement. Notwithstanding the foregoing, this Section 16 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other

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information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Section 17 shall survive the termination of this Agreement.

(b) Pursuant to Regulation S-P promulgated by the Securities and Exchange Commission under the Gramm-Leach-Bliley Act (“Reg. S-P”), we agree to deliver the Funds' then current consumer privacy notice to any customer who purchases Shares from or through us, at or prior to the time of the initial purchase, if the customer would be considered a “consumer” or “customer” (each as defined in Reg. S-P) of the Fund(s).

18.	Qualification of Fund Shares

You agree to make available to us, upon our request, a list of states or other jurisdictions in which shares of the Funds are registered for sale or are otherwise qualified for sale, which may be revised from time to time. You shall have no obligation or responsibility as to our right to sell shares in any jurisdiction. We will make offers of shares to our customers only in those states and jurisdictions, and will ensure that we are properly licensed and qualified to offer and sell shares in any state or other jurisdiction that requires such licensing or qualification in connection with our activities.

19.	Certificates

Certificates for shares sold to us hereunder shall only be issued in accordance with the terms of each Fund's Prospectus upon our customer's specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless other arrangements are made by us. However, in making delivery of such share certificates to us, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares.

20.	Expedited Redemptions Information Form.

By completing the Expedited Redemption Information Form annexed hereto as Appendix D, we agree that you, each Fund with respect to which you permit us to exercise an expedited redemption privilege, the Transfer Agent of each such Fund, and your and their respective officers, directors or trustees or managing general partners, agents, employees and affiliates shall not be liable for and shall be fully indemnified and held harmless by us from and against any and all claims, demands, liabilities and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with any expedited redemption payments made in reliance upon the information set forth in such Appendix D.

21.	Exclusivity; Use of Names.

Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule, regulation, requirement or condition, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

22.	Notices.

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Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and/or delivered by personal delivery, postage pre-paid mail, facsimile, email, or similar means of same day delivery. Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at 144 Glenn Curtiss Boulevard., Uniondale, New York, 11556, Attn.: Director of Institutional Services, with a copy to: 200 Park Avenue, New York, New York 10166, Attention: Legal Department, and all notices to us shall be given or sent to us at our address shown below.

23.	Effective Date; Termination; Amendments.

This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon 15 days' prior written notice to the other party. This Agreement, including the Appendices hereto, may be amended by you upon 15 days' prior written notice to us, and such amendment shall be deemed accepted by us upon the placement of any order for the purchase of Fund shares or the acceptance of a fee payable under this Agreement, including the Appendices hereto, after the effective date of any such amendment. This Agreement may not be assigned by us without your prior written consent. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

24.	Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

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APPENDIX A TO BROKER-DEALER AGREEMENT FORM OF SERVICE AGREEMENT

MBSC Securities Corporation 144 Glenn Curtiss Boulevard Uniondale, New York 11556

Gentlemen:

We wish to enter into an Agreement with you for servicing shareholders of, and administering shareholder accounts in, certain mutual fund(s) managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates (hereinafter referred to individually as the "Fund" and collectively as the "Funds"). You are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

1.	We agree to provide shareholder and administrative services for our clients who own shares of the Funds ("clients"), which services may include, without limitation: answering client inquiries about the Funds; assisting clients in changing dividend options, account designations and addresses; performing subaccounting; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions; investing client account cash balances automatically in shares of one or more of the Funds; providing periodic statements and/or reports showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by us; arranging for bank wires; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation.

We represent and warrant to, and agree with you, that the compensation payable to us hereunder, together with any other compensation payable to us by clients in connection with the investment of their assets in shares of the Funds, will be properly disclosed by us to our clients.

2.	We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to each Fund's shareholders, and to assist you in servicing accounts of clients. We shall transmit promptly to clients all communications sent to us for transmittal to clients by or on behalf of you, any Fund, or any Fund's investment adviser, custodian or transfer or dividend disbursing agent.

3.	We agree that neither we nor any of our employees or agents are authorized to make any representation concerning shares of any Fund, except those contained in the then current Prospectus for such Fund, copies of which will be supplied by you to us in reasonable quantities upon request. We shall have no authority to act as agent for the Funds or for you.

4.	You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Funds.

5.	We acknowledge that this Agreement shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees or Managing General Partners, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

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6.	This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. For all Funds as to which Board approval of this Agreement is required, such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. For any Fund as to which Board approval of this Agreement is required, this Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement or, upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's shares. As to all Funds, this Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if we fail to perform the shareholder servicing and administrative functions contemplated herein by you as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

7.	In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described as payable to us in each Fund's Service Plan adopted pursuant to Rule 12b-1 under the Act, and Prospectus and related Statement of Additional Information. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and such Plan are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8.	We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self- regulatory agencies or authorities.

9.	This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

10.	All notices required or permitted to be given pursuant to this Agreement shall be given in writing and/or delivered by personal delivery, postage pre-paid mail, facsimile, email, or similar means of same day delivery. (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 144 Glenn Curtiss Boulevard., Uniondale, New York, 11556, Attn.: Director of Institutional Services, with a copy to: 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

11.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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APPENDIX B TO BROKER-DEALER AGREEMENT FORM OF SHAREHOLDER SERVICES AGREEMENT

MBSC Securities Corporation 144 Glenn Curtiss Boulevard Uniondale, New York 11556

Gentlemen:

We wish to enter into an Agreement with you for servicing shareholders of, and administering shareholder accounts in, certain mutual fund(s) managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates (hereinafter referred to individually as the "Fund" and collectively as the "Funds"). You are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

1.	We agree to provide shareholder and administrative services for our clients who own shares of the Funds ("clients"), which services may include, without limitation: assisting clients in changing dividend options, account designations and addresses; performing subaccounting; establishing and maintaining shareholder accounts and records; processing purchase and redemption transactions; providing periodic statements and/or reports showing a client's account balance and integrating such statements with those of other transactions and balances in the client's other accounts serviced by us; arranging for bank wires; and providing such other information and services as you reasonably may request, to the extent we are permitted by applicable statute, rule or regulation. We represent and warrant to, and agree with you, that the compensation payable to us hereunder, together with any other compensation payable to us by clients in connection with the investment of their assets in shares of the Funds, will be properly disclosed by us to our clients, will be authorized by our clients and will not result in an excessive or unauthorized fee to us. We will act solely as agent for, upon the order of, and for the account of, our clients.

2.	We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing information and services to each Fund's shareholders, and to assist you in servicing accounts of clients. We shall transmit promptly to clients all communications sent to us for transmittal to clients by or on behalf of you, any Fund, or any Fund's investment adviser, custodian or transfer or dividend disbursing agent. We agree that in the event an issue pertaining to a Fund's Shareholder Services Plan is submitted for shareholder approval, we will vote any Fund shares held for our own account in the same proportion as the vote of those shares held for our clients' accounts.

3.	We agree that neither we nor any of our employees or agents are authorized to make any representation concerning shares of any Fund, except those contained in the then current Prospectus for such Fund, copies of which will be supplied by you to us in reasonable quantities upon request. We shall have no authority to act as agent for the Funds or for you.

4.	You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Funds.

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5.	We acknowledge that this Agreement shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees or Managing General Partners, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

6.	This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. Such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons" (as defined in the Act) and have no direct or indirect financial interest in this Agreement. This Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if we fail to perform the shareholder servicing and administrative functions contemplated herein by you as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

7.	In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described as payable to us in each Fund's Shareholder Services Plan and Prospectus and related Statement of Additional Information. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and such Plan are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8.	We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self- regulatory agencies or authorities.

9.	This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

10.	All notices required or permitted to be given pursuant to this Agreement shall be given in writing and/or delivered by personal delivery, postage pre-paid mail, facsimile, email, or similar means of same day delivery. (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 144 Glenn Curtiss Boulevard., Uniondale, New York, 11556, Attn.: Director of Institutional Services, with a copy to: 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

11.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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APPENDIX C TO BROKER-DEALER AGREEMENT FORM OF DISTRIBUTION PLAN AGREEMENT

MBSC Securities Corporation 144 Glenn Curtiss Boulevard Uniondale, New York 11556

Gentlemen:

We wish to enter into an Agreement with you with respect to our providing distribution assistance relating to shares of certain mutual fund(s) managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates (hereinafter referred to individually as the "Fund" and collectively as the "Funds"). You are the principal underwriter as defined in the Investment Company Act of 1940, as amended (the "Act"), and the exclusive agent for the continuous distribution of shares of the Funds.

The terms and conditions of this Agreement are as follows:

1.	We agree to provide distribution assistance in connection with the sale of shares of the Funds. We represent and warrant to, and agree with you, that the compensation payable to us hereunder, together with any other compensation payable to us by clients in connection with the investment of their assets in shares of the Funds, will be properly disclosed by us to our clients.

2.	We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for providing services hereunder. We shall transmit promptly to clients all communications sent to us for transmittal to clients by or on behalf of you, any Fund, or any Fund's investment adviser, custodian or transfer or dividend disbursing agent.

3.	We agree that neither we nor any of our employees or agents are authorized to make any representation concerning shares of any Fund, except those contained in the then current Prospectus for such Fund, copies of which will be supplied by you to us in reasonable quantities upon request. We shall have no authority to act as agent for the Funds or for you.

4.	You reserve the right, at your discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any or all of the Funds.

5.	We acknowledge that this Agreement shall become effective for a Fund only when approved by vote of a majority of (i) the Fund's Board of Directors or Trustees or Managing General Partners, as the case may be (collectively "Directors," individually "Director"), and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

6.	This Agreement shall continue until the last day of the calendar year next following the date of execution, and thereafter shall continue automatically for successive annual periods ending on the last day of each calendar year. Such continuance must be approved specifically at least annually by a vote of a majority of (i) the Fund's Board of Directors and (ii) Directors who are not "interested persons" (as defined in the Act) of the Fund and have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, at any time, by a majority of the Fund's Directors who are not "interested persons (as defined in the Act) and have no direct or indirect financial interest in this

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Agreement, or upon not more than 60 days' written notice, by vote of holders of a majority of the Fund's shares. This Agreement is terminable without penalty upon 15 days' notice by either party. In addition, you may terminate this Agreement as to any or all Funds immediately, without penalty, if the present investment adviser of such Fund(s) ceases to serve the Fund(s) in such capacity, or if you cease to act as distributor of such Fund(s). Notwithstanding anything contained herein, if we fail to perform the distribution functions contemplated herein by you as to any or all of the Funds, this Agreement shall be terminable effective upon receipt of notice thereof by us. This Agreement also shall terminate automatically in the event of its assignment (as defined in the Act).

7.	In consideration of the services and facilities described herein, we shall be entitled to receive from you, and you agree to pay to us, the fees described as payable to us in each Fund's Distribution Plan adopted pursuant to Rule 12b-1 under the Act, and Prospectus and related Statement of Additional Information. We understand that any payments pursuant to this Agreement shall be paid only so long as this Agreement and such Plan are in effect. We agree that no Director, officer or shareholder of the Fund shall be liable individually for the performance of the obligations hereunder or for any such payments.

8.	We agree to provide to you and each applicable Fund such information relating to our services hereunder as may be required to be maintained by you and/or such Fund under applicable federal or state laws, and the rules, regulations, requirements or conditions of applicable regulatory and self- regulatory agencies or authorities.

9.	This Agreement shall not constitute either party the legal representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

10.	All notices required or permitted to be given pursuant to this Agreement shall be given in writing and/or delivered by personal delivery, postage pre-paid mail, facsimile, email, or similar means of same day delivery. (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at 144 Glenn Curtiss Boulevard., Uniondale, New York, 11556, Attn.: Director of Institutional Services, with a copy to: 200 Park Avenue, New York, New York 10166, Attention: General Counsel, and all notices to us shall be given or sent to us at our address which shall be furnished to you in writing on or before the effective date of this Agreement.

11.	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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APPENDIX D TO BROKER-DEALER AGREEMENT EXPEDITED REDEMPTION INFORMATION FORM

The following information is provided by the Firm identified below which desires to exercise expedited redemption privileges with respect to shares of certain mutual funds managed, advised or administered by The Dreyfus Corporation or its subsidiaries or affiliates, which shares are registered in the name of, or beneficially owned by, the customers of such Firm.

(PLEASE PRINT OR TYPE)

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